UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TURNONGREEN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

TURNONGREEN, INC.

1421 McCarthy Blvd.

Milpitas, CA 95035

Telephone: (510) 657-2635

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held on _____ ___, 2024

We cordially invite you to attend the Annual Meeting (the “Meeting”) of shareholders of TurnOnGreen, Inc. (the “Company”). In the interest of providing our shareholders with greater access and flexibility to attend the Meeting, notice is hereby given that the location, date and time of the Meeting will be held in a virtual meeting format only on ______ __, 2024 at 12:00 P.M. Eastern Time. You will not be able to attend the Meeting in person.

To access the virtual meeting please click the Virtual Shareholder Meeting link: meetnow.global/XXXXXXXX. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Shareholder.” If you join as a “Shareholder” you will be required to have a control number.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Proxy Card included with this Proxy Statement.

The Meeting will be held for the following purposes:

•	To elect the three (3) director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders (the “Director Proposal”);

•	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Proposal”);

•	To approve, on a non-binding advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”);

•	To approve, on a non-binding advisory basis, a frequency of “Three Years” for future advisory votes on executive compensation (the “Frequency Proposal”);

•	To approve an amendment to our Articles of Incorporation (the “Articles”) to effect a reverse stock split of our shares of common stock (the “Common Stock”) by a ratio of not less than one-for-fifty and not more than one-for-five hundred at any time prior to _____ __, 2025, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

The accompanying proxy statement sets forth additional information regarding the Meeting and provides you with detailed information regarding the business to be considered at the Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only shareholders of record at the close of business on _________ ____, 2024, the record date for the Meeting, will be entitled to vote at the Meeting or any adjournments or postponements thereof. The proxy materials will be mailed to shareholders on or about __________ ___, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on _______ ___, 2024:

This Notice of Meeting of Shareholders and the accompanying Proxy Statement are available on the Internet at www.envisionreports.com/TOGI for registered holders and http://www.edocumentview.com/TOGI for street holders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Amos Kohn

Chairman of the Board

_______________ ___, 2024

HOW TO VOTE: Your vote is important. Whether or not you plan to virtually attend the Meeting, we hope you will vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to TurnOnGreen Inc., 1421 McCarthy Blvd., Milpitas, CA 95035, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting at the Meeting.

TURNONGREEN, INC.

1421 McCarthy Blvd.

Milpitas, CA 95035

Telephone: (510) 657-2635

PRELIMINARY PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON ____ __, 2024

INFORMATION CONCERNING THE ANNUAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of TurnOnGreen, Inc. (the “Company”), for use at the Annual Meeting of the Company’s shareholders (the “Meeting”) to be held in virtual format on _____ ___, 2024 at 12:00 P.M. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the Meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to shareholders on or about _____ ___, 2024.

The Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person. To access the virtual meeting please click the Virtual Shareholder Meeting link: meetnow.global/XXXXXX. To login to the virtual meeting you have two option: Join as a “Guest” or Join as a “Shareholder.” If you join as a “Shareholder” you will be required to have a control number.

Action to be taken under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Amos Kohn, the Company’s Chief Executive Officer and Marcus Charuvastra, its President, or either of them who acts, will vote:

•	To elect the three (3) director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders (the “Director Proposal”);

•	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Proposal”);

•	To approve, on a non-binding advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”);

•	To approve, on a non-binding advisory basis, a frequency of “Three Years” for future advisory votes on executive compensation (the “Frequency Proposal”);

•	To approve an amendment to our Articles of Incorporation (the “Articles”) to effect a reverse stock split of our shares of common stock (the “Common Stock”) by a ratio of not less than one-for-fifty and not more than one-for-five hundred at any time prior to _____ __, 2025, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

By submitting your proxy (via the Internet, telephone or mail), you authorize Amos Kohn, the Company’s Chief Executive Officer and Marcus Charuvastra, the Company’s President, to represent you and vote your shares at the Meeting in accordance with your instructions. They also may vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

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Who is Entitled to Vote; Vote Required; Quorum

As of the record date of ____________ ___, 2024 (the “Record Date”), there were (i) __________ shares of Common Stock issued and outstanding, and (ii) 25,000 shares of Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock” and with the Common Stock, the “Capital Stock”), which constitute all of the outstanding voting capital stock of the Company.

Holders of the Common Stock are entitled to one vote for each share of Common Stock held by them.

Holders of the Series A Preferred Stock are entitled to vote with the Common Stock on an as-converted basis for each share of Series A Preferred Stock held by them. Each share of Series A Preferred Stock is convertible into Common Stock at a conversion price equal to the greater of (i) $0.02 per share (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) eighty (80%) percent of the mean the average volume-weighted average price per share of the Common Stock for the ten (10) trading days immediately preceding the Record Date (the “Conversion Price”).

Notwithstanding the foregoing, in no event shall the Conversion Price as of the Record Date be less than $0.072. As of the Record Date, the holders of the Series A Preferred Stock were entitled to vote ____________ shares of Common Stock on an as-converted basis.

A majority of the __________ outstanding shares of Capital Stock will constitute a quorum at the Meeting.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, all but three of the proposals at this Meeting are considered “non-routine” matters, and brokers are not entitled to vote uninstructed shares with respect to these proposals. Only the Auditor Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal are routine matters that brokers are entitled to vote upon without receiving instructions.

Determination of whether a matter specified in the Notice of Annual Meeting of Shareholders has been approved will be determined as follows:

•	Those persons will be elected directors who receive a plurality of the votes cast at the Meeting in person or by proxy and entitled to vote on the election. Accordingly, abstentions or directions to withhold authority will have no effect on the outcome of the vote;

•	For the Reverse Stock Split Proposal, the affirmative vote of a majority of the shares of Capital Stock outstanding is required for approval. Accordingly, abstentions will have the same effect as a vote against this proposal; and

•	For each other matter specified in the Notice of Meeting of Shareholders, the affirmative vote of a majority of the shares of Capital Stock present at the meeting in person or by proxy and entitled to vote on such matter is required for approval. Accordingly, abstentions will have the same effect as a vote against these proposals. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote.

Directions to withhold authority to vote for directors and abstentions will be counted for purposes of determining whether a quorum is present for the Meeting, whereas broker non-votes will have no effect on whether a quorum is present at the Meeting.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of the Meeting?

At the Meeting, the shareholders will be asked:

•	To elect the three (3) director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders (the “Director Proposal”);

•	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Proposal”);

•	To approve, on a non-binding advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”);

•	To approve, on a non-binding advisory basis, a frequency of “Three Years” for future advisory votes on executive compensation (the “Frequency Proposal”);

•	To approve an amendment to our Articles of Incorporation (the “Articles”) to effect a reverse stock split of our shares of common stock (the “Common Stock”) by a ratio of not less than one-for-fifty and not more than one-for-five hundred at any time prior to _____ __, 2025, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

Who is entitled to vote?

The Record Date for the Meeting is _______ ___, 2024. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting. The only classes of stock entitled to be voted at the meeting are our Common Stock and our shares of Series A Preferred Stock (with the Common Stock, the “Capital Stock”), which constitute all of the outstanding voting capital stock of the Company. Shareholders are entitled to one vote for each share of Common Stock held by them, whereas the holders of the Series A Preferred Stock are entitled to _______ votes of Common Stock for each shares of Series A Preferred Stock held by them.

A majority of the __________ outstanding shares of Capital Stock will constitute a quorum at the Meeting.

Why am I receiving these materials?

We have sent you these proxy materials because the Board is soliciting your proxy to vote at the Meeting. According to our records, you were a shareholder of the Company as of the end of business on the Record Date for the Meeting.

You are invited to vote on the proposals described in this proxy statement.

The Company intends to mail these proxy materials on or about __________ __, 2024, to all shareholders of record on the Record Date.

What is included in these materials?

These materials include:

•	the Notice of Annual Meeting of Shareholders;

•	this Proxy Statement for the Meeting;

•	our Annual Report on Form 10-K for the year ended December 31, 2023; and

•	the Proxy Card.

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What is the proxy card?

The proxy card enables you to appoint Amos Kohn, the Company’s Chief Executive Officer and Marcus Charuvastra, its President, as your representatives at the Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you log in to the Meeting.

Can I view these proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at www.envisionreports.com/TOGI.

How can I attend the Meeting?

The Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Meeting. No physical meeting will be held.

You will be able to attend the Meeting online by visiting meetnow.global/XXXXXX. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Shareholder.” If you join as a “Shareholder” you will be required to have a control number. You also will be able to vote your shares online by attending the Meeting by webcast.

To participate in the Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 12:00 P.M. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting virtually on the Internet.

To register to attend the Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ownership of Common Stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, on _______ ___, 2024.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

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Why are you holding a virtual meeting instead of a physical meeting?

We are embracing the latest technology in order to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to TurnOnGreen, Inc., 1421 McCarthy Blvd., Milpitas, CA 95035, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions. If you are a registered shareholder and attend the Meeting, then you may deliver your completed proxy card(s) or vote pursuant to the instructions on the proxy card. If your shares are held by your broker or bank, in “street name,” then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not give instructions to your record holder, it will nevertheless be entitled to vote your shares in its discretion on the (i) Auditor Proposal, (ii) the Reverse Stock Split Proposal and (iii) the Adjournment Proposal, but not on any other proposal.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee (the “record holder”), along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, it will not be entitled to vote your shares on any proposal.

As the beneficial owner of shares, you are invited to attend the Meeting. If you are a beneficial owner, however, you may not vote your shares at the Meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the Meeting of the holders of a majority of the shares of Capital Stock outstanding on the Record Date will constitute a quorum. Proxies received but marked as abstentions will be counted towards the quorum.

What if a quorum is not present at the Meeting?

If a quorum is not present or represented at the Meeting, the holders of a majority of the shares entitled to vote at the Meeting who are present in person or represented by proxy, or the chairman of the Meeting, may adjourn the Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be received by 11:59 A.M. Eastern Time on ______ __, 2024. Proxies submitted by mail should be received before 12:00 P.M. Eastern Time on ________ __, 2024.

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the meeting. If you are the shareholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to the Company’s Chief Executive Officer at TurnOnGreen, Inc., 1421 McCarthy Blvd., Milpitas, CA 95035, prior to your shares being voted, or (3) virtually attending the Meeting and voting in accordance with the instructions on the proxy card. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Meeting and voting.

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Who can participate in the Meeting?

Only shareholders eligible to vote or their authorized representatives in possession of a valid control number will be admitted as participants to the Meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

How does the Board of Directors recommend I vote on the proposals?

Our Board unanimously recommends that you vote your shares “FOR” each of the proposals presented in this Proxy Statement, consisting of:

(i)	The Director Proposal;

(ii)	The Auditor Proposal;

(iii)	The Say-on-Pay Proposal;

(iv)	The Frequency Proposal;

(v)	The Reverse Stock Split Proposal; and

(vi)	The Adjournment Proposal.

Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

What if I do not specify how my shares are to be voted?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the Board’s recommended votes set forth immediately above, and if any other matter is properly presented at the Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Will any other business be conducted at the meeting?

The Company’s bylaws require shareholders to give advance notice of any proposal intended to be presented at the Meeting. We have not received any such notices. Accordingly, the Company does not anticipate any additional business will be conducted at the Meeting.

How many votes are needed to approve each proposal?

For the election of directors, each of the three (3) nominees receiving “FOR” votes at the meeting in person or by proxy will be elected. The Reverse Stock Split Proposal will require approval by a majority of the shares of Capital Stock outstanding. Approval of all other matters requires the favorable vote of a majority of the shares of Capital Stock present at the meeting in person or by proxy and entitled to vote on such matter.

How will abstentions be treated?

Abstentions will have no effect on the Director Proposal, whereas an abstention would have the effect of a vote against every other proposal.

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What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights or privileges of shareholders.

In connection with the treatment of abstentions and broker non-votes, the proposals at this meeting to approve the (i) Director Proposal, (ii) Say-on-Pay Proposal, and (iii) Frequency Proposal are considered “non-routine” matters, and brokers are not entitled to vote uninstructed shares with respect to these proposals. The proposals to approve the (i) Auditor Proposal, (ii) Reverse Stock Split Proposal and (iii) Adjournment Proposal are routine matters that brokers are entitled to vote upon without receiving instructions.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another shareholder of the Company. Why has our household only received one set of proxy materials?

The rules of the Securities and Exchange Commission’s (“SEC”) permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any shareholder at that address.

How can I find out the results of the voting at the Meeting?

Final voting results will be disclosed in a Form 8-K filed after the Meeting.

Who can help answer my questions?

You can contact our corporate headquarters, at TurnOnGreen, Inc., 1421 McCarthy Blvd., Milpitas, CA 95035, by sending a letter to Amos Kohn, our Chief Executive Officer, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information about the Nominees

At the Meeting, the shareholders will elect three (3) directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the three (3) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of each of the three nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. All of the director nominees currently serve as directors.

Name	Age	Positions
Amos Kohn	64	Chief Executive Officer, Chief Financial Officer and Director
Marcus Charuvastra	45	President and Director
Douglas Gintz	58	Chief Technology Officer and Director

 The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee’s business experience during the past five years, as well as the specific experiences, qualifications, attributes and skills that have led the Board to determine that such Board members should serve on our Board, has been furnished to the Company by the respective director nominees:

Amos Kohn has been our Chief Executive Officer and the Chairman of our board of directors since September 6, 2022. Prior thereto, he was the Founder and Chief Executive Officer and a member of the board of directors of Coolisys Technologies, Inc., since its formation in January of 2020. He has led Digital Power Corporation for more than 15 years. He served as a director of Ault Alliance, Inc. (“AAI”) from 2003 to 2020, its President and Chief Executive Officer from 2008 to 2017 and President from 2017 to 2020. Prior to his appointment as President and Chief Executive Officer of Digital Power Corporation, Mr. Kohn held executive roles with several US and international companies. For more than 30 years, Mr. Kohn has provided leadership, oversight and strategic direction for worldwide privately held and publicly traded companies in the high-technology sector. He holds a Bachelor of Science degree in electrical and electronics engineering and a Certificate of Business Administration from the University of California, Berkeley, and a Major (Ret) at IDF. He is named as an inventor on several United States and international patents. We believe that Mr. Kohn’s extensive executive-level management experience in diversified industries expanding companies into new markets including power electronics, eMobility, telecommunications and defense give him the qualifications and skills necessary to serve as one of our directors.

Marcus Charuvastra has served as our President since September 20, 2022. Mr. Charuvastra served as the President of TOGI between January 2022 and September 2022, and served as its Chief Revenue Officer between June 2021 and September 2022. Mr. Charuvastra is an accomplished leader with 20 years of experience in strategic planning, sales, services, marketing and business and organizational development. Mr. Charuvastra spent nine years at Targeted Medical Pharma, Inc. serving as Vice President of Operations and as the Managing Director of this microcap biotech start-up, from 2012 to May 2021. During his tenure, he was instrumental in guiding Targeted Medical Pharma’s initial public offering. Mr. Charuvastra was previously Director of Sales and Marketing at Physician Therapeutics from 2009 to 2012 and was responsible for building the sales and distribution network in the United States and abroad. He is a graduate of UCLA. We believe that Mr. Charuvastra’s extensive experience in strategic planning and sales and marketing gives him the qualifications and skills to serve as one of our directors.

Douglas Gintz has been our Chief Technology Officer since September 6, 2022 and served as the Chief Technology Officer of TOGI between February 2021 and September 6, 2022. He was named a Director on September 20, 2022. Mr. Gintz is responsible for driving strategic software initiatives and delivering key technologies essential to the market penetration of our EV charging solutions business. Mr. Gintz also currently serves as the Chief Technology Officer and Director of Global Technology Implementation at AAI since February 2021. Mr. Gitz's previous leadership roles include Chief Executive Officer of Pacific Coders, LLC. from August 2002 to January 2022; Chief Technology Officer of Endocanna Health, Inc. from January 2019 to January 2021; Mr. Gintz served at Targeted Medical Pharma, Inc., a publicly traded microcap, as Chief Marketing Officer and Technology Officer from January 2018 to December 2019, and Chief Technology Officer and Chief Information Officer from January 2012 to May 2016. Mr. Gintz has over 30 years of hands-on experience bringing products to market. Specializing in emerging technologies, Mr. Gintz has developed manufacturing compliance systems, DNA reporting engines, medical billing software, e-commerce applications, and retail software for companies ranging from startups to multinational corporations. We believe that Mr. Gintz’s extensive experience in emerging technologies gives him the qualifications and skills needed to serve as one of our directors.

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Directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of the Board.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Family Relationships

None.

Board Independence; Board Committees

Our Board has undertaken a review of the independence of each director and director nominee and has determined that none of the directors meets the independence standards, as such term is defined by standards of the SEC or the listing standards of the Nasdaq Marketplace Rules. The Board has not established any committees that would be required if the Company were listed on a national securities exchange. Further, since there is no audit committee, the entire Board acts as the audit committee.

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Meetings of the Board

During the fiscal year ended December 31, 2023, the Board held five meetings and acted by unanimous written consent ten times. We encourage, but do not require, our Board members to attend the annual meeting of shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during our fiscal year ended December 31, 2023, except that one Form 4 for each of the three Named Executive Officers was not filed.

Code of Ethics

The Board has adopted a Code of Ethics for Executive Officers, Directors and Associates (the “Code”) which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Code applies to our directors, principal executive officer, principal financial officer, principal accounting officer, controller or person performing similar functions as well as all our employees. The Code is designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. The full text of our Code is published on our website at www.turnongreen.com/investor-relations/#documents. We will disclose any substantive amendments to the Code or any waivers, explicit or implicit, from a provision of the Code on our website or in a current report on Form 8-K. Upon request to our Chief Executive Officer, Amos Kohn, we will provide without charge, a copy of our Code.

Among other matters, the Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code to appropriate persons identified in the code; and

•	accountability for adherence to the Code.

Waivers to the Code may be granted only by the Board. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to promptly disclose the waiver as required by law or the private regulatory body.

Required Vote and Board Recommendation

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Capital Stock present in person or represented by proxy at the Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

The Board unanimously recommends that the shareholders vote “FOR” each of the director nominees.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has not established an audit committee; consequently, the members of the Board acts as the Company’s audit committee, and has appointed the firm of Marcum LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024, subject to ratification of the appointment by the Company’s shareholders. No representative of Marcum LLP is expected to attend the Meeting.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Company is submitting this matter to the shareholders as a matter of good corporate governance. Even if the selection is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. If the selection is not ratified, the Board will consider its options.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2023

The Board met and held discussions with the independent auditors. The Board reviewed and discussed the consolidated financial statements with the independent auditors. The Board also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Board discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Board the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Board discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Board met with the independent auditors to discuss the results of their examinations and the overall quality of the Company’s internal controls and financial reporting.

Based on the reviews and discussions referred to above, the Board approved the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Fees Paid to Auditor

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the independent auditors, Marcum LLP, with respect to the years ended December 31, 2023 and December 31, 2022, for its audit of annual financial statements and review of financial statements included in the Company’s quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2023	$340,000
2022	$397,000

Audit-Related Fees

We did not incur audit-related fees to our independent registered public accounting firm during the fiscal years ended December 31, 2023 or 2022.

Tax and Other Fees

We did not incur fees for tax compliance, tax advice or tax planning to our independent registered public accounting firm during the fiscal years ended December 31, 2023 or 2022.

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Pre-Approval Policies and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Board is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. The Board has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. The Board pre-approves these services by category and service. The Board has pre-approved all of the services provided by our principal accountants.

Report of the Board

The Board has furnished the following report on its activities during the fiscal year ended December 31, 2023. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that TurnOnGreen, Inc. specifically incorporates it by reference into any such filing.

The Board oversees the financial reporting process on behalf of the Company. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. For the fiscal year ended December 31, 2023, the members of the Board, which acts as the Company’s audit committee, were Messrs. Kohn, Charuvastra and Gintz, none of whom was an independent director as defined by the applicable Nasdaq and SEC rules.

In fulfilling its responsibilities, the Board appointed independent auditors Marcum LLP for the fiscal year ending December 31, 2024. The Board reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Board also reviewed and discussed with the independent auditors the Company’s audited financial statements and the adequacy of its internal controls. The Board met with the independent auditors to discuss the results of Marcum’s audits, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Board monitored the independence and performance of the independent auditors. The Board discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16—Communications with Audit Committees. The Company’s independent auditors have provided the Board with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Board concerning independence, and the Board has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Board determined that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Messrs. Amos Kohn, Marcus Charuvastra and Douglas Gintz

Required Vote and Board Recommendation

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Capital Stock present in person or by proxy and voting at the Meeting.

The Board unanimously recommends that the shareholders vote “FOR” the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")

Reasons for this Proposal

We are seeking an advisory vote from our shareholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

What does it mean to have a “say-on-pay” advisory vote?

You have the opportunity to vote “for” or “against” or to “abstain” from voting on the following non-binding resolution relating to executive compensation:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company's proxy statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion of this proxy statement.”

In deciding how to vote on this proposal, you are encouraged to review the compensation tables and narrative discussion in this proxy statement regarding the Company's named executive officers as of December 31, 2023, consisting of Amos Kohn and Marcus Charuvastra. Our executive compensation program utilizes elements including base salary, management bonus, grants of Common Stock, and health and other benefits to achieve the following goals:

●	attracting, retaining, motivating, and rewarding highly talented, entrepreneurial, and creative executives;

●	aligning and strengthening the mutuality of interests between our executives and our shareholders; and

●	providing total compensation to executives that is internally equitable, competitive with peer companies, and driven by individual, departmental, and corporate performance.

While your vote on this proposal is advisory and will not be binding on the Company, the Company values the opinions of the Company’s shareholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding the Company’s executive compensation program.

Where can I find more information on executive compensation?

We describe our executive compensation in “Executive Compensation” and the related disclosure contained in this proxy statement.

Required Vote and Board Recommendation

The approval of the compensation of the Company’s named executive officers requires, on an advisory basis, the receipt of the affirmative vote of a majority of the shares of the Capital Stock present in person or by proxy and voting at the Meeting. This proposal is not binding.

The Board recommends that shareholders vote “FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

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PROPOSAL NO. 4

APPROVAL OF FREQUENCY OF “SAY-ON-PAY” VOTE

Background and Reasons for this Proposal

As described in Proposal No. 3, we are asking our shareholders to approve an advisory vote on executive compensation, otherwise known as “say-on-pay.” This Proposal No. 4 solicits input from our shareholders on how frequently we should hold such a vote in the future. We are seeking an advisory vote from our shareholders as to whether the shareholder advisory vote on executive compensation should occur every one (1) year, every two (2) years, or every (3) years. Accordingly, you have the opportunity to choose the option of every “one (1) year,” every “two (2) years,” every “three (3) years,” or to “abstain” from voting on the frequency for which the Company should hold a shareholder advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables, narrative discussion and any related material disclosed in this proxy statement.

As with “say-on-pay,” we provide this vote pursuant to Section 14A of the Securities Exchange Act of 1934. This item is also an advisory vote, which means that it will not bind the Company or our Board. We will disclose how many shareholders voted for each of the three options (annual, biennial, or triennial votes) as well as how many abstained from voting. We have never held a vote regarding the frequency of future “say-on-pay” votes.

In considering the interests of our shareholders and the Company, the Board has determined that the recommended frequency for which the Company should hold a shareholder advisory vote to approve the compensation paid to the Company’s named executive officers should be every three (3) years. We believe that every three (3) years is the appropriate frequency to hold a Say-on-Pay vote for several reasons. As our compensation programs reward both short-term and long-term performance, shareholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Further, a three year interval provides the Board with sufficient time to evaluate the effectiveness of its compensation policies and implement changes in response to its evaluation and the results of the advisory vote. Thus, the Board recommends that shareholders approve a frequency of every three (3) years.

As your vote on this proposal is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of the Company and our shareholders to hold a shareholder advisory vote on executive compensation more or less frequently than the option recommended by our shareholders. However, we value the opinions of our shareholders on executive compensation matters and we will take the results of this advisory vote into consideration when making future decisions regarding the frequency with which the Company holds a shareholder advisory vote on the compensation paid to the Company’s named executive officers.

This non-binding “frequency” vote is required to be submitted to our shareholders at least once every six (6) years. We expect to conduct our next shareholder vote on “say-on-pay” frequency at our 2030 annual meeting of shareholders.

Vote and Recommendation of the Board

The Board will consider the alternative receiving the greatest number of votes to be the recommendation of the shareholders.

The Board recommends that shareholders vote “FOR” “EVERY THREE (3) YEARS” for the advisory vote on whether the shareholder advisory vote on executive compensation should occur every one (1) year, every two (2) years, or every (3) years.

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PROPOSAL NO. 5

APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

Our Board has adopted resolutions (1) declaring that submitting an amendment to the Company’s Articles to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our Common Stock for their approval.

The Board sought and received shareholder approval for a reverse split in the same proportion as outlined under this Proposal No. 5 at a special meeting of shareholders held on June 27, 2023. However, the authority granted by the shareholders expires on June 26, 2024. Accordingly, the Company is seeking shareholder approval for the Reverse Stock Split Proposal again. The Company never conducted a reverse stock split since June 27, 2023 through the date of this proxy statement. The Company has no present intention of effectuating a reverse stock split prior to June 26, 2024; however, if the Board does effectuate a reverse stock split prior to June 26, 2024, this Proposal No. 5 will be withdrawn.

If approved by our shareholders, the Reverse Stock Split Proposal would permit (but not require) our Board to effect a reverse stock split of our Common Stock at any time prior to _______ __, 2025 by a ratio of not less than one-for-fifty and not more than one-for-five hundred, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion.  We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders.  In determining a ratio, if any, following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•	The initial listing requirements of the national securities exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, no less than fifty and no more than five hundred shares of existing Common Stock, as determined by our Board, will be combined into one share of Common Stock.  The amendment to our Company’s Articles to effect a reverse stock split, if any, will include only the reverse split ratio determined by our Board to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

To avoid the existence of fractional shares of our Common Stock, the Company will pay cash in lieu of fractional shares as described below.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our shareholders for approval with the primary intent of increasing the market price of our Common Stock to make our Common Stock more attractive to a broader range of institutional and other investors.  In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

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We believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to the Company’s Articles with the Secretary of State of the State of Nevada.  The exact timing of the filing of the certificate of amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders.  In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Articles, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split.  If a certificate of amendment effectuating the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on _______ __, 2025, our Board will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of fifty and a maximum of five hundred shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-50
1-for-100
1-for-200
1-for-300
1-for-400
1-for-500

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of fractional shares.  In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

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After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our Common Stock will continue to be listed on the Over-the-Counter market under the symbol “TOGI.”

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split.  Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders whose names are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the exchange agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).

No new post-Reverse Split Common Stock will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a Direct Registration Statement representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for post-Reverse Split Common Stock. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), a New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Prevailing market prices

We will not issue fractional shares in connection with the Reverse Stock Split. Shareholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from our Exchange Agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

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We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to the Exchange Agent for the Common Stock, as agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Exchange Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the shareholders’ stock certificates, if any, the Exchange Agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

After the Reverse Stock Split, a shareholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards, Warrants and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the board of directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Articles will not affect the par value of our Common Stock per share, which will remain $0.001.  As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S.  expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

18

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a shareholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required to Approve the Amendment and Recommendation

Under Nevada law and our charter documents, the affirmative vote of holders of a majority of the shares of Capital Stock outstanding as of the Record Date is required to approve the Reverse Stock Split.

Our board of directors recommends that shareholders vote “FOR” the amendment to the Articles to authorize the Reverse Stock Split.

19

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for the following persons: (i) all persons serving as our principal executive officer during the years ended December 31, 2023 and 2022, and (ii) up to two other most highly compensated executive officers who received compensation during the years ended December 31, 2023 and 2022 of at least $100,000 and who were executive officers on December 31 of such year. We refer to these persons as our “Named Executive Officers.” The following table includes all compensation earned by the Named Executive Officers for the respective period, regardless of whether such amounts were actually paid during the period:

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Amos Kohn	2023	350,000		-	-	40,500	390,500
Chief Executive Officer, Chief Financial Officer and Chairman	2022	350,000		-	-	30,540	380,540
Marcus Charuvastra	2023	128,125	5,834	-	-	1,160	135,119
President and Director	2022	125,000	40,000	5,271	-	1,127	171,398
Douglas Gintz	2023	130,627		-	-	-	130,627
Chief Technology Officer and Director	2022	206,250		-	-	-	206,250

Termination Provisions

As of December 31, 2023, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to a Named Executive Officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a Named Executive Officer, or a change in control of the company or a change in the Named Executive Officer’s responsibilities, with respect to each Named Executive Officer, other than with respect to Mr. Kohn.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2023, none of our Named Executive Officers held any unexercised options, stock that have not vested, or other equity incentive plan awards.

Director Compensation

To date, we have not paid any of our directors any compensation for serving on our Board.

Stock Incentive Plans

On June 27, 2023, the Company held a special meeting of shareholders and the shareholders voted and approved three proposals presented for a vote, including approving the TurnOnGreen, Inc. 2023 Stock Incentive Plan which reserved 100,000,000 shares of Common Stock for issuance. As of December 31, 2023, no shares had been issued under the plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of annual total compensation of Mr. Kohn, our Chief Executive Officer, to that of our median employee. Our median employee earned $79,442 in total compensation for 2023. Based upon the total 2023 compensation reported for Mr. Kohn of $390,500 as reported under “Total” in the Summary Compensation Table, our ratio of PEO to median employee pay was 5:1. Our median employee is employed in our Digital Power Corporation subsidiary.

Calculation methodology

To identify our median employee, we identified our total employee population as of December 31, 2023, excluding our Chief Executive Officer, in accordance with SEC rules. On December 31, 2023, 100% of our employee population was in the U.S.

We collected actual gross earnings data for the fiscal year ended December 31, 2023, employee population, including cash-based compensation and equity-based compensation that was realized in 2023, relying on our internal payroll records. Compensation was annualized on a straight-line basis for non-temporary new hire employees who did not work with our company for the full calendar year, which is also our fiscal year.

20

Once we determined the median employee, we calculated total compensation for the median employee in the same manner in which we determine the compensation shown for our named executive officers in the Summary Compensation Table, in accordance with SEC rules.

Pay Versus Performance

Pay Versus Performance Table

The following table sets forth information concerning: (1) the compensation of our Chief Officer, Chief Financial Officer and Chairman, Mr. Kohn (referred to in the table below as “PEO”) and the compensation of our other Named Executive Officers (“NEO’s”), Messrs. Charuvastra and Gintz, as reported in the Summary Compensation Table above and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2022 and 2023 and (2) our cumulative total shareholder return (“TSR”), the cumulative TSR of our selected peer group (Blink Charging Co., EVgo, Inc., Chargepoint Holdings, Inc., Enphase Energy, Inc., Emerson Electric Co., TDK Corporation, and Vicor Corporation), net loss and revenue over such years, in each case determined in accordance with SEC rules:

Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Loss ($)	Total Revenue ($)

2023	390,500	390,500	129,376	129,376	119.00	56.36	(6,862,000)	4,201,000

2022	380,540	380,540	165,625	165,625	500.00	69.98	(4,859,000)	5,522,000

2021	383,140	383,140	120,388	120,388	550.00	91.42	(1,827,000)	5,346,000

Narrative Disclosure to Pay Versus Performance Table

Relationship between Financial Performance Measures

The line graphs below compare (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEO’s, with (ii) our cumulative TSR, (iii) our peer group TSR, (iv) our net loss, and (v) our revenue, in each case, for the fiscal years ended December 31, 2021, 2022 and 2023.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

21

22

Policies on Ownership, Insider Trading, 10b5-1 Plans and Hedging

We do not have formal stock ownership guidelines for our employees or directors, because the Board is satisfied that stock and option holdings among our employees or directors are sufficient at this time to provide motivation and to align this group’s interests with those of our shareholders. We have not yet established an insider trading policy, a 10b5-1 plan or any hedging policies.

23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (1) each of our current directors; (2) each of the executive officers; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of the Record Date, there were __________ shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and address of beneficial owner	Number of shares beneficially owned	Approximate percent of class
Directors and Officers: (1)
Amos Kohn (2)		*
Marcus Charuvastra (3)		*
Douglas Gintz (4)		*
All directors and executive officers as a group (three persons)
Greater than 5% Beneficial Owners:
Ault Alliance, Inc. (5)			%

* Less than 1%.

(1)       The business address of each of the individuals is 1421 McCarthy Blvd., Milpitas, California 95035.

(2)       Consists of _____________ shares of Common Stock and warrants to purchase ____________ shares of Common Stock (the “Warrants”).

(3)       Consists of _____________ shares of Common Stock and Warrants to purchase ____________ shares of Common Stock.

(4)       Consists of _____________ shares of Common Stock and Warrants to purchase ____________ shares of Common Stock.

(5)       Consists of (i) ______________ shares of Common Stock underlying the Series A Preferred Stock, (ii) ______________ shares of Common Stock and _____________ shares of Common Stock underlying Warrants held by Ault Lending LLC (“Ault Lending”), (iii)______________ shares of Common Stock ___________ shares of Common Stock underlying Warrants held by Ault & Company, Inc. (“A&C”) and (iv) ______________ shares of Common Stock and _____________ shares of Common Stock underlying Warrants held by Philou Ventures, LLC (“Philou”). Milton C. Ault, III, the Executive Chairman of AAI, exercises voting and dispositive power over the shares owned by AAI, Ault Lending, A&C and Philou. The business address of AAI, Ault Lending, A&C, Philou and Mr. Ault is 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141.

24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

We use the definition of “independence” of the Nasdaq Marketplace Rules to make this determination. Rule 5605(a)(2) of the Nasdaq Marketplace Rules provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Rule 5605(a)(2) generally provides that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company or its parent;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Policies and Procedures for Related Party Transactions

The TurnOnGreen audit committee, when established, will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The policy regarding transactions between us and related persons will provide that a related person is defined as a director, executive officer or greater than 5% beneficial owner of Common Stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. An investor may obtain a written copy of this policy, once adopted, by sending a written request to TurnOnGreen, Inc., 1421 McCarthy Blvd., Milpitas, California 95035, Attention: Amos Kohn. Our audit committee charter that will be in effect, once adopted, will provide that the audit committee shall review and approve or disapprove certain related party transactions, including material transactions with AAI.

AAI provides human resources, accounting and other services to the Company, which are included as allocations of these expenses.  The allocation method calculates an appropriate share of overhead costs by using Company revenue as a percentage of total revenue.  This method is reasonable and consistently applied.  Costs incurred in connection with the allocation of these costs are reflected in selling, general and administrative of $642,000 and $670,000 for the fiscal years ended December 31, 2023, and 2022, respectively.  $154,000 and $670,000 of these costs were recorded as Contribution from AAI in the statement of stockholders’ equity.  The remaining $488,000 for the fiscal year ended December 31,2023 was recorded as AAI advance payable.

AAI has made capital contributions to the Company of $576,000 and $2,539,000, for the fiscal years ended December 31, 2023, and 2022, respectively, for general corporate purposes. Total contributions from AAI are $730,000 and $3,209,000 for the fiscal years ended December 31, 2023, and 2022, respectively.

25

Related Party Sales and receivables

The Company recognized $14,000 and $27,000 in revenue in the years ended December 31, 2023 and 2022, respectively, from sales to another subsidiary of AAI or businesses that AAI holds an investment in. As of December 31, 2023 and 2022, the Company had related party receivables of $0 and $25,000, respectively.

Related Party Notes and Advances Payable

Related party notes and advances payable were used for working capital purposes and on December 31, 2023 and 2022, were comprised of the following:

	Interest rate	Due date	December 31, 2023	December 31, 2022
AAI advance payable	10%	-	$2,407,000	$-
Chief Executive Officer	14%	Default	51,000	25,000
Non-officer June and September 2023 advance payable	-	-	14,000	13,000
Officer December 2022 advance payable	-	-		14,000
Total related party notes and advances payable			$2,472,000	$52,000

During June 2023, AAI and the Company’s management determined that all allocations and capital funding provided to us by AAI beginning April 1, 2023, would be repaid, and treated as a related party note payable. On August 15, 2023, the Company entered into a loan and security agreement with AAI in relation to the June 30, 2023, outstanding AAI advance payable of $701,000. The related party note payable accrues interest of 10%, has no fixed terms of repayment and is recorded as related party notes and advances payable.

The Company recorded related party interest expense of $160,000 and $0 for the years ended December 31, 2023 and 2022, respectively, in interest expense, related party.

26

PROPOSALS OF SHAREHOLDERS FOR THE 2025 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2025 annual meeting of shareholders, you may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address 1421 McCarthy Blvd., Milpitas, CA 95035, Attention: Corporate Secretary, no later than ___________ __, 2025 (120 days before the anniversary of this year’s mailing date).

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Shareholder proposals intended to be presented at the 2025 Annual Meeting must be received by the Company no later than reasonable time in advance of the date of the 2025 Annual Meeting, which in the Company’s opinion would be no less than 120 days before that date (pursuant to Rule 14a-8 of the Exchange Act) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. The Company has yet to determine the date of its 2025 Annual Meeting. Proposals should be addressed to TurnOnGreen, Inc., Attention: Corporate Secretary, 1421 McCarthy Blvd., Milpitas, CA 95035.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2025 Annual Meeting, the federal securities laws require shareholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act), be given no less than a reasonable time in advance of the date of the 2025 Annual Meeting, which in the Company’s opinion would be no less than 45 days before that date. The Company has yet to determine the date of its 2025 Annual Meeting. Any such notice must be provided to TurnOnGreen, Inc., Attention: Corporate Secretary, 1421 McCarthy Blvd., Milpitas, CA 95035. If a shareholder fails to provide timely notice of a proposal to be presented at the 2025 Annual Meeting, the chairman of the meeting will declare it out of order and disregard any such matter.

OTHER BUSINESS

The Board knows of no business to be brought before the Meeting other than as set forth above. If other matters properly come before the shareholders at the Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ Amos Kohn
Amos Kohn
Chief Executive Officer

______________ ___, 2024

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ANNEX A

ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023

A-1

INDEX TO FINANCIALS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

TurnOnGreen, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TurnOnGreen, Inc. (formerly known as Imperalis Holding Corp.) and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

April 11, 2024

F-2

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,000	$95,000
Accounts receivable	966,000	1,022,000
Inventories	1,339,000	2,595,000
Prepaid expenses	630,000	684,000
TOTAL CURRENT ASSETS	2,956,000	4,396,000

Property and equipment, net	358,000	326,000
Right-of-use assets	1,133,000	1,661,000
Other noncurrent assets	270,000	270,000
TOTAL ASSETS	$4,717,000	$6,653,000

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable, accrued expenses and other current liabilities	$1,583,000	$1,798,000
Dividends payable	2,667,000	639,000
Accrued legal contingencies	1,066,000	681,000
Operating lease liability, current	619,000	561,000
Related party notes and advances payable	2,472,000	52,000
TOTAL CURRENT LIABILITIES	8,407,000	3,731,000

LONG TERM LIABILITIES
Operating lease liability, non-current	631,000	1,251,000
Other long term liabilities	105,000	59,000
TOTAL LIABILITIES	9,143,000	5,041,000

COMMITMENTS AND CONTINGENCIES (NOTE 16)
REDEEMABLE CONVERTIBLE PREFERRED STOCK
Preferred stock series A subject to possible redemption, 50,000,000 shares authorized: 25,000 issued and outstanding at stated redemption value of $1,000 per share as of December 31, 2023, December 31, 2022, respectively	25,000,000	25,000,000

SHAREHOLDER’S DEFICIT:
Common Stock, par value $0.001 a share; 2,000,000,000 shares authorized as of December 31, 2023, and 750,000,000 as of December 31, 2022: 183,941,422 shares issued and outstanding on December 31, 2023, and 172,694,837 as of December 31, 2022, respectively	184,000	173,000
Additional paid-in capital	13,504,000	12,691,000
Accumulated deficit	(43,114,000)	(36,252,000)
TOTAL SHAREHOLDERS’ DEFICIT	(29,426,000)	(23,388,000)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT	$4,717,000	$6,653,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022
Revenue	$4,201,000	$5,522,000
Cost of revenue	3,306,000	3,504,000
Gross profit	895,000	2,018,000

Operating expenses:
General and administration	3,705,000	4,014,000
Selling and marketing	1,446,000	1,522,000
Research and development	418,000	697,000
Total operating expenses	5,569,000	6,233,000
Operating loss	(4,674,000)	(4,215,000)
Other expense:
Interest expense, related party	160,000	3,000
Interest expense	-	2,000
Total other expense	160,000	5,000
Net loss	(4,834,000)	(4,220,000)

Preferred Dividends	(2,028,000)	(639,000)
Net loss available to common shareholders	$(6,862,000)	$(4,859,000)

Net loss per common share basic and diluted:	$(0.04)	$(0.09)

Weighted average common shares, basic and diluted	177,562,045	54,273,016

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Common Stock		Additional		Total
	Shares	Amount	Paid in Capital	Accumulated Deficit	Shareholders’ Deficit
Balance, January 1, 2023	172,694,837	$173,000	$12,691,000	$(36,252,000))	$(23,388,000)
Contribution from Parent	-	-	730,000	-	730,000
Fair value of warrants at issuance	-	-	39,000	-	39,000
Common stock issued upon conversion of convertible notes	11,241,370	11,000	44,000	-	55,000
Common stock issued upon exercise of warrants	5,215	-	-	-	-
Preferred dividends	-	-	-	(2,028,000)	(2,028,000)
Net loss	-	-	-	(4,834,000)	(4,834,000)
Balance, December 31, 2023	183,941,422	$184,000	$13,504,000	$(43,114,000)	$(29,426,000)

	Common Stock		Additional		Total
	Shares	Amount	Paid in Capital	Accumulated Deficit	Shareholders’ Deficit
Balance, January 1, 2022	-	$-	$9,383,000	$(31,393,000)	$(22,010,000)
Contribution from Parent	-	-	3,209,000	-	3,209,000
Common stock assumed on acquisition of net assets	161,704,695	162,000	-	-	162,000
Common stock issued upon conversion of promissory notes	10,990,142	11,000	99,000		110,000
Preferred dividends	-	-	-	(639,000)	(639,000)
Net loss	-	-	-	(4,220,000)	(4,220,000)
Balance, December 31, 2022	172,694,837	$173,000	$12,691,000	$(36,252,000)	$(23,388,000)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Year Ended December 31,
Cash flows from operating activities:	2023	2022
Net loss	$(6,862,000)	$(4,859,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	93,000	51,000
Amortization of right-of-use assets	528,000	488,000
Amortization of debt discount	89,000	-
Inventory adjustment	853,000	-
Allocation of parent company overhead	153,000	670,000
Changes in operating assets and liabilities
Accounts receivable	56,000	(395,000)
Prepaid expenses and other assets	(29,000)	1,136,000
Inventory	403,000	(1,349,000)
Accounts payable	(89,000)	508,000
Accrued expenses and other current liabilities	(48,000)	1,382,000
Dividends payable	2,028,000
Operating lease liabilities	(516,000)	(301,000)
Net cash used in operating activities	(3,341,000)	(2,669,000)

Cash flows from investing activities:
Purchase of property and equipment	(42,000)	(263,000)
Cash used in investing activities	(42,000)	(263,000)

Cash flows from financing activities:
Proceeds from related party advances, net of payments	2,482,000	52,000
Proceeds from contribution from parent	577,000	2,863,000
Proceeds from note payable, fees	250,000	-
Net cash provided by financing activities	3,309,000	2,915,000

Net decrease in cash and cash equivalents	(74,000)	(17,000)
Cash at beginning of period	95,000	112,000
Cash at end of period	$21,000	$95,000
Non-cash investing and financing activities
Recognition of new operating lease right-of-use assets and lease liabilities	$-	$1,905,000
Acquisition of net assets	$-	$214,000
Conversion of principal and interest on convertible note	$55,000	$110,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

1. DESCRIPTION OF BUSINESS

Overview

TurnOnGreen, Inc. (formerly known as Imperalis Holding Corp.), a Nevada Corporation (“TOG”), through its wholly owned subsidiaries Digital Power Corporation (“Digital Power”) and TOG Technologies (“TOGT,” or collectively, the “Company”), is an emerging electric vehicle (“EV”) electrification infrastructure solutions and premium custom power products company. The Company designs, develops, manufactures and sells highly engineered, feature-rich, high-grade power conversion systems and power system solutions for mission-critical applications and processes electronic products as well as EV charging solutions to diverse industries, markets and sectors including e-Mobility, medical, military, telecommunications, and industrial.

TOG was incorporated in Nevada on April 5, 2005, and is a subsidiary of Ault Alliance, Inc. a Delaware corporation (the “Parent” or “Ault”) and currently operates as a reporting segment of Ault. On December 21, 2023, the Company changed its legal name from “Imperalis Holding Corp.” to “TurnOnGreen, Inc.”  pursuant to a certificate of amendment to its Articles of Incorporation filed with the Nevada Secretary of State on December 21, 2023. The Company also amended and restated its bylaws on January 11, 2024, to reflect the change in its name. The principal executive offices of the Company are located at 1421 McCarthy Blvd., Milpitas, California 95035, its telephone number is (510) 657-2635 and its corporate website is www.turnongreen.com.

Recapitalization and Reorganization

On March 20, 2022, Ault and TOG entered into a Securities Purchase Agreement (the “Agreement”) with TurnOnGreen, Inc., a Nevada corporation (“TOGI”), a then wholly owned subsidiary of the Parent. Pursuant to the Agreement, at the Closing, which occurred on September 6, 2022, the Parent delivered to TOG all of the outstanding shares of common stock of TOGI held by the Parent in consideration for the issuance by TOG to the Parent (the “Acquisition”) of an aggregate of 25,000 newly designated shares of Series A Preferred Stock (the “Series A Preferred Stock”), with each such share having a stated value of $1,000. The Series A Preferred Stock has an aggregate liquidation preference of $25 million, is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the Parent’s option, is redeemable by the Parent, and entitles the Parent to vote with the Common Stock on an as-converted basis.

Immediately following the Acquisition, TOGI became a wholly owned subsidiary of TOG, and subsequent thereto, TOGI was merged with and into TOG, pursuant to which TOGI ceased to exist. The acquisition was treated as an asset acquisition and the equity of the Company was retroactively restated for the conversion of 1,000 shares for 25,000 shares of preferred stock upon completion of the Acquisition.

Pursuant to Accounting Standards Codification (“ASC”) 250-10 and ASC 805-50, the Acquisition was recognized prospectively for all periods. While TOG was deemed to be the legal acquirer of TOGI, TOGI was considered the acquiror and predecessor for accounting and financial reporting purposes and, therefore, was deemed to be the receiving entity and is presented on a stand-alone basis for all periods. The accompanying financial statements have been prospectively updated as a result of the asset acquisition under common control, which was completed on September 6, 2022.

As a result of the Acquisition, prior period shares and per share amounts appearing in the accompanying consolidated financial statements have not been adjusted until the date of the Acquisition as a part of the net assets acquired.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). References to GAAP issued by the Financial Accounting Standards Board (“FASB”) in these notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of the Company and its subsidiaries, and all intercompany transactions have been eliminated in consolidation. All significant intercompany accounts have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements, in conformity with GAAP, requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments, and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include net realizable inventory value and useful lives of asset.

F-7

 Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,
•	Step 2: Identify the performance obligations in the contract,
•	Step 3: Determine the transaction price,
•	Step 4: Allocate the transaction price to the performance obligations in the contract, and
•	Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company recognizes revenue primarily from four different types of contracts:

•	Product sales and installation - The Company generates revenues from the sale of its products through a direct and indirect sales force and primarily receives fixed consideration for sales of products. Some contracts contain a combination of product sales with a service such as installation of the products, which is expected to be performed in the near term. Such services are distinct and accounted for as separate performance obligations. For sales, the Company’s performance obligations to deliver products are satisfied at the point in time when products are shipped to the customer, which is when the customer obtains control over the goods. The installation service on these types of contracts is usually completed within six to twelve weeks.

•	The Company recognizes installation service revenue over time using the cost-to-cost measure of progress, which measures an installation obligation’s progress toward completion based on the ratio of actual contract costs incurred to date to the Company’s estimated costs at completion. Significant judgment may be required by management in the cost estimation process for these contracts, which is based on the knowledge and experience of the Company’s project managers, subcontractors and financial professionals. Total estimated costs to complete projects include direct labor, material, permits and subcontractor costs.

The Company also provides standard assurance warranties on product functionality, which are not separately priced or considered material.

Some of the Company’s contracts with distributors include stock rotation rights after six months for slow-moving inventory, which represents variable consideration. The Company uses an expected value method to estimate variable consideration and constrains revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant.

•	Network fees - Represents a stand-ready obligation whereby the Company is obligated to perform over a period of time and, as a result, revenue is deferred and recognized on a straight-line basis over the contract term for annual contracts. Network agreements can also be billed per charging session in accordance with a contractual relationship between the Company and the owner of the station and, as a result, revenue is recognized when a particular charging session is complete.

•	Charging service revenue - company-owned charging stations - Revenue is recognized at the point when a particular charging session is completed.

Because the Company’s product sales agreements have an expected duration of one year or less, the Company has elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about its remaining performance obligations.

Sales Tax Collected from Customers

As a part of the Company’s normal course of business, sales taxes are collected from customers in accordance with local regulations. Sales taxes collected are remitted, in a timely manner, to the appropriate governmental tax authority on behalf of the customer. The Company’s policy is to present revenue and costs net of sales taxes.

F-8

Deferred Revenue

Deferred revenue consists of billings on contracts where performance has commenced, and payments have been received in advance of revenue recognition. Deferred revenue is recognized in revenue as the related revenue recognition criteria are met.

Asset Retirement Obligations

The Company has determined that it is obligated by contractual or regulatory requirements to remove facilities or perform other remediation upon retirement of certain assets. Determination of the amounts to be recognized in our consolidated financial statements is based upon numerous estimates and assumptions, including expected settlement dates, future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates. These estimates and assumptions are very subjective. In addition, there are other external factors which could significantly affect the ultimate settlement costs or timing for these obligations, including changes in environmental regulations and other statutory requirements and fluctuations in industry costs. As a result, the Company’s estimates of asset retirement obligations are subject to revision due to the factors described above. Changes in estimates prior to settlement result in adjustments to both the liability and related asset values.

Asset retirement obligations represent the present value of the estimated costs to remove the commercial charging stations and restore the sites to the condition prior to installation. The Company reviews estimates of removal costs on an ongoing basis.

Cash and Cash Equivalents

The Company’s cash is maintained in checking accounts with reputable financial institutions. These balances may, at times, exceed the U.S. Federal Deposit Insurance Corporation insurance limits. As of December 31, 2023, and December 31, 2022, the Company had cash of $21,000 and $95,000, respectively. The Company has not experienced any losses on deposits of cash and cash equivalents.

Accounts Receivable and Allowance for Credit Losses

The Company’s receivables are recorded when invoiced and represent claims against third parties that will be settled in cash. The Company records accounts receivable at the invoiced amount less an allowance for any potentially uncollectible accounts under the current expected credit loss impairment model and discloses the net amount of the financial instrument expected to be collected. The Company estimates the allowance for credit losses based on an ongoing review of existing economic conditions, the financial conditions of the customers, historical trends in credit losses, and the amount and age of past due accounts. Past-due receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases. Operating leases are recognized as Right-of-use (“ROU”) assets, Operating lease liability, current, and Operating lease liability, non-current on the consolidated balance sheets. Lease assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. In certain of the lease agreements, the Company receives rent holidays and other incentives. The Company recognizes lease costs on a straight-line basis over the lease term without regard to deferred payment terms, such as rent holidays, that defer the commencement date of required payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the life of the lease, without assuming renewal features, if any, are exercised. The Company elected the practical expedient in ASC 842 and does not separate lease and non-lease components for any of its leases.

Inventory

Inventories, inclusive of raw materials and finished goods, are valued at the lower cost or net realizable value after using the first-in, first-out method. Management compares the cost of inventory with the net realizable value and adjustments are made for writing down inventory to net realizable value, if lower.

The Company periodically assesses its inventories valuation with respect to obsolete items by reviewing revenue forecasts and technological obsolescence and moving such items into a reserve for obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off.

F-9

 Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation. Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When property and equipment is retired or otherwise disposed of the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the results of operations for the respective period.

Warranty

The Company offers a warranty period for all its manufactured products to function free from defects in material and workmanship under normal use and service for one to two years on most products and up to five years for rugged power products for the defense and aerospace markets. For the Company’s electric vehicle supply equipment product line, the Company offers up to a three-year extended warranty beyond the manufacturing warranty period, although not considered material to its revenue stream. The Company also provides end user technical support for up to fifteen (15) years on many of its products that have long lifetimes. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, the sector product being used, historical rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability.

Litigation

The Company records an undiscounted liability for contingent losses, including future legal costs, settlements and judgments, when it considers it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with ASC No. 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of December 31, 2023, and December 31, 2022, there were no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

 Impairment of Long-lived Assets

The Company analyzes its long-lived assets for potential impairment at least annually or when changes in circumstances indicate a possibility of impairment. Impairment losses are recorded on long-lived assets when indicators of impairment are present. When the carrying value of an asset exceeds the associated undiscounted expected future cash flows, it is considered to be impaired and is written down to fair value.

Segments

The Company determined that its two primary brands constitute its two operating segments. However, the Company’s operating segments continue to be aggregated into one reportable segment based on the similarity in economic characteristics, other qualitative factors and the objectives and principles of ASC 280, Segment Reporting.

F-10

Receivables and Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables.

Trade receivables of the Company and its subsidiaries are mainly derived from sales to customers located primarily in the U.S. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses.

Preferred Shares

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity.

New Accounting Guidance – Recently Adopted

The FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) in 2016. The new guidance replaces the incurred loss impairment approach in legacy GAAP with a methodology that reflects future credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For trade and other receivables, loans and other financial instruments, the Company is required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses, which reflects losses that are probable. The guidance is effective for fiscal years beginning after December 15, 2019. In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), which pushes back the effective date for public business entities that are smaller reporting companies, as defined by the SEC, to fiscal years beginning after December 15, 2022. The Company adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) as of January 1, 2023, and the adoption had no impact on our condensed consolidated financial statements.

Recent Accounting Pronouncements not yet Adopted

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement may affect the Company’s financial reporting, the Company undertakes an analysis to determine any required changes to its Consolidated Financial Statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which intends to enhance the transparency and decision usefulness of income tax disclosures. The amendments address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for the Company for annual periods beginning after December 15, 2024, on a prospective or retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

On November 27, 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07 is designed to improve the reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses that are regularly provided to the chief operating decision maker. The new standard is effective for the Company for its fiscal year beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating the impact of adopting the standard.

F-11

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring net losses and operations have not provided sufficient cash flows. The Company believes that it will continue to incur operating and net losses each quarter until at least the time it begins significant deliveries of its products. The Company’s inability to continue as a going concern could have a negative impact on the Company, including its ability to obtain needed financing, and could adversely affect the trading price of the Company’s common stock. These factors create substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date that the Company’s audited consolidated Financial Statements are issued. The Company intends to finance its future development activities and its working capital needs largely through the sale of equity securities with some additional funding from other sources, including term notes until such time as funds provided by operations are sufficient to fund working capital requirements.

The consolidated financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-12

 4. REVENUE DISAGGREGATION

The Company’s disaggregated revenues consisted of the following:

	For the Year Ended December 31,
	2023	2022
Primary Geographical Markets
North America	$3,771,000	$4,514,000
Europe	29,000	115,000
Other	401,000	893,000
Total Revenue	$4,201,000	$5,522,000

Major Goods
Power supply units	$3,854,000	$5,214,000
EV chargers	347,000	308,000
Total Revenue	$4,201,000	$5,522,000

Timing of Revenue Recognition
Revenue recognized over time	$16,000	$22,000
Goods transferred at a point in time	4,185,000	5,500,000
Total Revenue	$4,201,000	$5,522,000

The Company’s related party sales consisted of the following:

	For the Year Ended December 31,
	2023	2022
Related Party
Subsidiaries of Ault	$14,000	$26,000
Entities Ault holds an investment interest in	-	1,000
Total Revenue	$14,000	$27,000

The following table provides the percentage of total revenue attributable to a single customer from which 10% or more of total revenue is derived:

	For the Year Ended		For the Year Ended
	December 31, 2023		December 31, 2022
	Total Revenue	Percentage of	Total Revenue	Percentage of
	by Major	Total Company	by Major	Total Company
	Customers	Revenue	Customer	Revenue
Customer A	$769,000	18%	$935,000	17%
Customer B	$476,000	11%	$

5. TRADE RECEIVABLES

As of December 31, 2023, and 2022, the Company had related party receivables of $0 and $25,000, respectively. As of December 31, 2023, receivables from three customers made up 64% of the Company’s receivables. As of December 31, 2022, five customers made up 64% of the outstanding receivables with two customers being the same customers as referred to with respect to the December 31, 2023, concentration.

F-13

	For the Year Ended		For the Year Ended
	December 31, 2023		December 31, 2022
	Trade Receivables	Percentage of	Total Receivables	Percentage of
	by Major	Total Trade	by Major	Total Trade
	Customer	Receivables	Customer	Receivables
Customer A	$342,000	35%	$199,000	19%
Customer B	$-	-%	$111,000	11%
Customer C	$179,000	18%	$-	-
Customer D	$-	-%	$169,000	17%

 6. PROPERTY AND EQUIPMENT

As of December 31, 2023, and 2022, property and equipment consisted of the following:

	December 31, 2023	December 31, 2022
Machinery and equipment	$649,000	$667,000
Leasehold improvements, furniture and equipment	217,000	207,000
EV chargers	141,000	115,000
	1,007,000	989,000
Less: accumulated depreciation and amortization	(649,000)	(663,000)
Property and equipment, net	$358,000	$326,000

Depreciation and amortization expense related to property and equipment was $63,000 and $51,000 for the years ended December 31, 2023, and 2022, respectively.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following rates:

Useful Lives
Asset	(In Years)
Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture, and fixtures	3 - 15
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

7. INVENTORIES

As of December 31, 2023, and 2022, inventories consisted of:

	December 31, 2023	December 31, 2022
Finished products	$878,000	$1,807,000
Raw materials, parts and supplies	461,000	788,000
Total inventories	$1,339,000	$2,595,000

8. LEASES

Office and Warehouse Leases

During the year ended December 31, 2023, the Company was a lessee as well as a sublessor for a certain office space lease. No residual value guarantees have been provided by the sublessee and the Company recognized $84,000 of income related to the sublease. Fixed sublease payments received are recognized on a straight-line basis over the sublease term and netted against operating lease expenses.

F-14

The Company leases offices and warehouse space under operating leases requiring periodic payments. The following table provides a summary of leases by balance sheet category as of December 31, 2023, and 2022:

	December 31, 2023	December 31, 2022
Operating right-of-use assets	$1,133,000	$1,661,000
Operating lease liability – current	619,000	561,000
Operating lease liability – non-current	631,000	1,251,000

The components of lease expenses recorded within operating expenses on the Company's condensed consolidated statements of operations for the years ended December 31, 2023, and 2022, were as follows:

	December 31,
	2023	2022
Operating lease costs	$623,000	$648,000
Less: Sublease income	(84,000)	-
Total	$539,000	$648,000

The following tables provides a summary of other information related to leases for the year ended December 31, 2023:

December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:	-
Operating cash flows related to operating leases	$682,000
Right-of-use assets obtained in exchange for new operating lease liabilities	-
Weighted-average remaining lease term – operating leases	2.0 years
Weighted-average discount rate – operating leases	8%

Payments due by period of lease liabilities under the Company’s non-cancellable operating leases as of December 31, 2023, were as follows:

2024	$693,000
2025	609,000
2026	51,000
Total lease payments	1,353,000
Less interest	(103,000)
Present value of lease liabilities	$1,250,000

9. RELATED PARTY TRANSACTIONS

The Company is a subsidiary of Ault Alliance, Inc. (“Ault” or “AAI”), and as a result AAI is deemed a related party.

Allocation of General Corporate Expenses

Ault provides human resources, accounting and other services to the Company, which are included as allocations of these expenses.  The allocation method calculates an appropriate share of overhead costs by using Company revenue as a percentage of total revenue.  This method is reasonable and consistently applied.  Costs incurred in connection with the allocation of these costs are reflected in selling, general and administrative of $642,000 and $670,000 for the fiscal year end December 31, 2023, and 2022, respectively.  $154,000 and $670,000 of these costs were recorded as Contribution from Parent in the statement of stockholders’ equity.  The remaining $488,000 for the fiscal year ended December 31,2023 was recorded as Ault advance payable.

Ault has made capital contributions to the Company of $576,000 and $2,539,000 for general corporate purposes. Total Contributions from Parent are $730,000 and $3,209,000 for the period ended December 31, 2023, and 2022, respectively.

F-15

Related Party Sales and Receivables

The Company recognized $14,000 and $27,000 in revenue in the years ended December 31, 2023, and 2022, respectively, from sales to another subsidiary of Ault or businesses that Ault holds an investment in. As of December 31, 2023, and 2022, the Company had related party receivables of $0 and $25,000, respectively.

Related Party Notes and Advances Payable

Related party notes and advances payable were used for working capital purposes and on December 31, 2023, and 2022, were comprised of the following:

	Interest rate	Due date	December 31, 2023	December 31, 2022
Ault advance payable	10%	-	$2,407,000	$-
Chief Executive Officer	14%	Default	51,000	25,000
Non-officer June and September 2023 advance payable	-	-	14,000	13,000
Officer December 2022 advance payable	-	-		14,000
Total related party notes and advances payable			$2,472,000	$52,000

During June 2023, AAI and the Company’s management determined that all allocations and capital funding provided to us by AAI beginning April 1, 2023, would be repaid, and treated as a related party note payable. On August 15, 2023, the Company entered into a loan and security agreement (the “security agreement”) with AAI in relation to the June 30, 2023, outstanding Ault advance payable of $701,000. The related party note payable accrues interest of 10%, has no fixed terms of repayment and is recorded as related party notes and advances payable.

The Company recorded related party interest expense of $160,000 and $0 for the years ended December 31, 2023, and 2022, respectively in interest expense, related party.

Accounts Payable – Related Party

The Company is a majority owned subsidiary of Ault. During the year ended December 31, 2022, Ault made vendor payments on behalf of TOG amounting to $28,000. This intercompany balance due to Ault is reflected in accounts payable as of December 31, 2022.

10. STOCK BASED COMPENSATION

The Company has a 2023 Stock Incentive Plan pursuant to which 100,000,000 shares are reserved for issuance. As of December 31, 2023, no shares had been issued under the plan.

11. CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2023, and 2022, were comprised of the following:

	Conversion price per share	Interest rate	Due date	December 31, 2023	December 31, 2022
Opportunity fund convertible notes payable	$0.005	10%	January 14, 2024	$-	$45,000
Total convertible notes payable				$-	$45,000

F-16

The Company had convertible promissory notes payable to Opportunity Fund, LLC in the principal amount of $45,000 (the “Note”). The Note allowed for advances up to the maximum amount of $75,000. The principal, together with any accrued but unpaid interest on the amount of principal, was convertible upon request by the noteholder.

On July 12, 2023, the Company’s convertible promissory note payable to Opportunity Fund, LLC in the amount of $44,000 of principal and accrued interest of $11,000 were converted into 11,241,370 shares of common stock at the Opportunity Fund’s option at a conversion price of $0.005 per share.

As of December 31, 2022, the convertible notes payable had accrued interest of $9,000.

12. NOTES PAYABLE

The Company borrowed $250,000 and issued a promissory note to FAR Holdings International, LLC (the “Investor”) in the principal face amount of $300,000 and bears no interest. The Company also issued the Investor warrants (the “Warrants”) to purchase an aggregate of 1,000,000 shares of common stock, par value of $0.001 per share (the “Warrant Shares”).

As of December 31, 2023, the promissory note was terminated and the principal balance as well as the accrued default fees of $52,000 was recorded as related party notes and advances payable.

The Warrants entitle the holder to purchase shares of common stock for a period of five years from the date of issuance at an exercise price of $0.044 per share, subject to adjustment and vested immediately. The exercise price of each Warrant is subject to adjustment for customary stock splits, stock dividends, combinations, or similar events.

The proceeds from the sale of the promissory note and warrants were allocated based on their relative stand-alone fair values The fair value of the Warrants was determined on a stand-alone basis as $53,000 and was measured using the Black-Scholes option pricing model utilizing the assumptions in the table below. $39,000 allocated to the warrants was accounted for as paid in capital and debt discount amortized using the effective rate of interest over the life of the promissory note.

Term	5 years
Exercise Price	$0.044
Volatility	271%
Risk-free interest rate	3%
Expected dividend yield	-

13. INCOME TAXES

The Company filed its tax returns as part of its shareholder’s consolidated federal and state income tax filings. The Company deconsolidated during 2023 and will start filing its own consolidated federal and state income tax returns. The estimated deferred tax assets and tax liabilities is based on if the Company had filed on a stand-alone basis and not as part of a consolidated return. The following is a geographical breakdown of loss before the provision for income tax, for the years ended December 31, 2023, and 2022.

	2023	2022
Pre-tax loss
U.S. Federal	$(4,834,000)	$(4,220,000)
Foreign	-	-
Total	$(4,834,000)	$(4,220,000)

The federal and state income tax (provision) benefit is summarized as:

	2023	2022
Current
U.S. Federal	$-	$-
U.S. State	-	-
Foreign	-	-
Total current provision	-	-
Deferred
U.S. Federal	-	-
U.S. State		-
Foreign	-	-
Total deferred provision (benefit)	-	-
Total provision (benefit) for income taxes	$-	$-

F-17

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes and (b) operating losses and tax credit carryforwards. Significant components of the Company’s deferred taxes as of December 31 were as follows:

	2023	2022
Deferred tax asset:
Net operating loss	$6,558,000	$6,037,000
Intangible asset basis	118,000	132,000
Deferred rent liability	349,000	507,000
Inventory adjustments	352,000	148,000
R&D capitalization	201,000	144,000
Asset retirement obligation	4,000	1,000
Settlement liability	267,000	161,000
Accrued warranty	14,000	12,000
Accrued salaries	65,000	-
Deferred revenue	12,000	-
Total deferred tax asset	7,940,000	7,142,000

Deferred tax liability:
ROU assets	(316,000)	(465,000)
Fixed asset basis	(97,000)	(65,000)
Total deferred income tax liabilities	(413,000)	(530,000)
Net deferred income tax assets	7,528,000	6,591,000
Valuation allowance	(7,528,000)	(6,612,000)
Deferred tax asset (liability), net	$-	$-

Events which may restrict utilization of a company’s net operating loss and credit carryforwards include, but are not limited to, certain ownership change limitations as defined in Internal Revenue Code Section 382 and similar state provisions. In the event the Company has had a change of ownership, utilization of carryforwards could be restricted to an annual limitation. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. The Company has not undertaken a study to determine if its net operating losses are limited. In the event the Company previously experienced an ownership change, or should experience an ownership change in the future, the amount of net operating loss carryovers available in any taxable year could be limited and may expire unutilized. The impact of any such limitations or expirations would not have a material impact on the financials since all the deferred tax assets for the Company’s attributes are fully offset by a valuation allowance.

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance.

The valuation allowance increased by $915,000, and $1,161,000 during the years ended December 31, 2023, and 2022, respectively. Net operating losses and tax credit carryforwards as of December 31, 2023, and 2022 were as follows:

	2023 Amount	Expiration Years
Net operating losses, federal (Post December 31, 2017)	$12,724,000	Do Not Expire
Net operating losses, federal (Pre-January 1, 2018)	10,169,000	2022 to 2037
Net operating losses, state	25,095,000	2029 to 2041

	2022 Amount	Expiration Years
Net operating losses, federal (Post December 31, 2017)	$10,378,000	Do Not Expire
Net operating losses, federal (Pre-January 1, 2018)	11,185,000	2022 to 2037
Net operating losses, state	21,597,000	2029 to 2041

F-18

The effective tax rate of the Company’s provision (benefit) for income taxes as of December 31, 2023, and 2022 differed from the federal statutory rate as follows:

	2023	2022
Statutory Rate	21.00%	21.00%
State Tax	6.74%	6.98%
Permanent Differences	(0.35)%	(0.57)%
Changes in VA	(18.94)%	(28.06)%
NOL Expiration	(3.93)%	0.00%
Prior Year True-ups	(4.52)%	0.65%
Total	0.00%	0.00%

The Company’s statute of limitations remains open for various taxable years in various U.S. federal and California jurisdictions.

14. LOSS PER SHARE

In accordance with ASC 260, Earnings Per Share, the basic loss per common share is computed by dividing the net loss available to common shareholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The Company excluded the potential common stock equivalents outstanding from the calculation of diluted weighted average net loss per share for each of the years ended December 31, 2023, and 2022, which would be anti-dilutive due to the net loss from continuing operations in those periods.

Anti-dilutive securities, which are convertible into or exercisable for the Company’s common stock, consisted of the following as of December 31, 2023, and 2022:

	December 31,
	2023	2022
Warrants	116,010,720	-
Convertible notes	-	10,736,066
Convertible preferred stock	25,000,000	25,000,000
Total	141,010,720	35,736,066

15. COMMITMENTS AND CONTINGENCIES

Litigation Matters

The Company is involved in litigation arising from other matters in the ordinary course of business. The Company is regularly subject to claims, suits, regulatory and government investigations, and other proceedings involving labor and employment, commercial disputes, and other matters. Such claims, suits, regulatory and government investigations, and other proceedings could result in fines, civil penalties, or other adverse consequences.

Certain of these outstanding matters include speculative, substantial or indeterminate monetary amounts. The Company records an undiscounted liability for contingent losses, including future legal costs, settlements and judgments, when we consider it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the reasonably possible loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related reasonably possible losses disclosed, and makes adjustments as additional information becomes available. Significant judgment is required to determine both the likelihood of there being a loss, and the estimated amount of a loss related to such matters.

Gordon v. Digital Power Corporation

On or about November 21, 2019, the plaintiff-William Gordon, filed a complaint against defendant, DPC, alleging wrongful termination and disability discrimination. The arbitration was conducted during October 2022. Aside from the opening and responding trial briefs, the arbitrator requested additional briefing on two subjects, undisclosed principal liability, and disclosed principal liability, both of which were submitted. In May 2023 the arbitrator entered a final award against the Company and in favor of Mr. Gordon in the amount of $1.1 million inclusive of interest, legal fees, administrative fees and expenses.

F-19

The Company had accrued liabilities of $1.1 million and $0.7 million for legal matters that were contingencies as of December 31, 2023, and 2022, respectively.

With respect to the Company’s outstanding litigation matters, based on the Company’s current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either individually or in aggregate, have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or cash flows. However, the outcome of such matters is inherently unpredictable and subject to significant uncertainties.

Non-cancelable Obligations

In the normal course of business, the Company enters non-cancelable obligations with certain parties to purchase services, such as technology equipment and subscription-based cloud service arrangements. As of December 31, 2023, and 2022, the Company had outstanding non-cancelable purchase obligations with terms of one year or longer aggregating $36,000 and $0, respectively.

16. SHAREHOLDERS’ DEFICIT

Authorized Capital

The Company is authorized to issue 2 billion (2,000,000,000) shares of common stock, par value $0.001 per share and ten million (50,000,000) shares of preferred stock, par value $0.001 per share, of which twenty-five thousand shares (25,000) have been designated as Series A Convertible Redeemable Preferred Stock, par value $0.001 per share and the remaining authorized shares of preferred stock are “blank check” shares, which can be issued with various rights as determined by the Board. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of common stock of the Corporation, voting together as a single class.

Common Stock

The holders of the Company’s Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Company’s board of directors (the “Board”). Holders of Common Stock are also entitled to share ratably in all of the Company’s assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the Company’s affairs.

Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of Common Stock, all rights to vote and all voting power shall be vested in the holders of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote.

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock.

Series A Preferred Stock

There are 25,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock has a stated value of $1,000, for an aggregate value of $25 million.

In the event that the Company is liquidated, dissolved or wound up, then before any distribution or payment is made to the holders of any Common Stock or any other class or series of junior stock, the holders of Series A Preferred Stock are entitled to receive liquidating distributions in an amount equal to the stated value for each share of Series A Preferred Stock held by such holders.

Dividends on the Series A Preferred Stock accrue daily and are in cumulative form, and including, the date of original issue and shall be payable quarterly on the last day of each calendar quarter out of funds legally available therefore, at the rate of eight percent (8%) per annum based on a 360-day calendar year.

F-20

Each holder shall be entitled to vote on an “as converted” basis with holders of outstanding shares of our common stock, voting together as a single class, with respect to any and all matters presented to the shareholders for their action or consideration. For so long as the holder shall continue to hold any shares of Series A Preferred Stock issued to it on the date of the Acquisition, the holder shall be entitled to elect a number of directors to the Board equal to a percentage determined by the number of Series A Preferred Stock beneficially owned by the holders, determined on an “as converted” basis, divided by the sum of the number of shares of Common Stock outstanding plus the number of Series A Preferred Stock outstanding on an “as converted” basis, provided, that the number of directors that the holders are entitled to elect shall never be less than a majority of our Board.

Beginning January 1, 2026, the shares of Series A Preferred Stock shall be subject to redemption in cash at the option of the holder in an amount per share equal to the stated value plus all accrued and unpaid dividends thereon. In accordance with FASB ASC Topic 480, “Distinguishing Liabilities from Equity”, paragraph 10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Accordingly, all of the shares of Series A Preferred Stock are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

Common Stock Purchase Warrants

On August 7, 2023, the Company issued 56,405,175 warrants. Each warrant entitles the holder to purchase one share of common stock at a price of $.10 per share.

On July 10, 2023, the Company issued 58,610,760 warrants. Each warrant entitles the holder to purchase one share of common stock at a price of $.13 per share.

As of December 31, 2023, 13,228,170 of these warrants were held by related parties.

17. SUBSEQUENT EVENTS

On March 21, 2024, TurnOnGreen amended its articles of incorporation by the filing with the Secretary of State of the State of Nevada an amendment (the “Series A COD Amendment”) to the certificate of designation for the Company’s Series A Preferred Stock. The Series A COD Amendment was approved on March 21, 2024, by an affirmative vote of the holder of the Series A Preferred Stock outstanding as of such date and by the unanimous affirmative vote of the board of directors of TurnOnGreen on March 21, 2024. The Series A COD Amendment became effective upon filing with the Secretary of State of the State of Nevada.

Pursuant to the Series A COD Amendment, the commencement date upon which the holder of the Company’s Series A Preferred Stock may redeem the Series A Preferred Stock has been changed from commencing on the first anniversary of the issuance date of the Series A Preferred Stock to commencing anytime beginning on January 1, 2026.

F-21

ANNEX B

PROXY CARDS

B-1